EXHIBIT 5





                          REYNOLDS METALS COMPANY
             6601 W. BROAD STREET - RICHMOND, VIRGINIA 23230-1701
        MAILING ADDRESS: P.O. BOX 27003 - RICHMOND, VIRGINIA 23261-7003


VICE PRESIDENT,                                    TELEPHONE (804) 281-2427
GENERAL COUNSEL                                    TELECOPY: (804) 281-3740
AND SECRETARY




                               May 17, 1996



Reynolds Metals Company
6601 West Broad Street
Richmond, Virginia  23230

Gentlemen:

          I am Vice President, General Counsel and Secretary of Reynolds Metals Company (the "Company"). I, together with attorneys acting under my supervision, have acted as counsel to the Company in connection with, and have participated in the preparation of, a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") relating to the registration under the Securities Act of 1933 of 2,000,000 shares (the "Shares") of the Company's Common Stock, without par value, to be offered under the Reynolds Metals Company 1996 Nonqualified Stock Option Plan (the "Plan"). I, or attorneys under my supervision, have reviewed the Plan and such other documents as I have deemed appropriate for purposes of this opinion.

           Based on the foregoing, it is my opinion that the Shares have been validly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non- assessable.

           I express no opinion as to the laws of jurisdictions other than the laws of the Commonwealth of Virginia, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

           I consent to the reference to me under Item 5 in the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   D. Michael Jones

                                   D. Michael Jones